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                                                                   Exhibit 10.36

                                                                  Execution Copy


                              AMENDED AND RESTATED
                               SECURITY AGREEMENT

            AMENDED AND RESTATED SECURITY AGREEMENT, dated as of April 9, 1997, made by SOURCE MEDIA, INC., a Delaware corporation (the "Grantor"), in favor of PECKS MANAGEMENT PARTNERS LTD., in its capacity as Collateral Agent (in such capacity, the "Collateral Agent") for the ratable benefit of the Investors as defined in and pursuant to the Intercreditor Agreement dated as of the date hereof, among the Grantor, IT Network, Inc., a Texas corporation ("IT"), Northstar High Total Return Fund ("Northstar"), the Pecks Investors listed on
Schedule 1 attached thereto, the Guarantors listed on Schedule 2 attached thereto and the Collateral Agent (the "Intercreditor Agreement").


                              W I T N E S S E T H:

            WHEREAS, pursuant to the terms of the Note Agreement dated as of March 28, 1996, between the Grantor and Northstar, the Grantor entered into and delivered to Northstar a Security Agreement dated as of April 3, 1996 (the "Original Security Agreement"); and

            WHEREAS, the Grantor, IT and the Investors have entered into an Amended and Restated Note Agreement dated as of the date hereof (the "Amended and Restated Note Agreement"), pursuant to which, among other things, (i) the Investors have agreed to purchase the 1997 Notes (as defined in the Amended and Restated Note Agreement) from the Grantor and IT and (ii) Northstar has agreed to the amendment and restatement of the Original Notes (as defined in the Amended and Restated Note Agreement); and

            WHEREAS, it is a condition precedent to the obligations of the Investors to purchase the 1997 Notes under the Amended and Restated Note Agreement and the obligation of Northstar to agree to the amendment and restatement of the Original Notes under the Amended and Restated Note Agreement, that the Grantor shall have executed and delivered this Amended and Restated Security Agreement to the Collateral Agent, amending and restating the Original Security Agreement in its entirety;

            NOW, THEREFORE, in consideration of the premises and to induce the Investors to enter into the Amended and Restated Note Agreement and to purchase the 1997 Notes and to induce Northstar to agree to the amendment and restatement of the Original Notes, all as provided in the Amended and Restated Note Agreement, the Grantor hereby agrees with the Collateral Agent, as follows:

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            1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Amended and Restated Note Agreement and used herein are so used as so defined, and the meanings assigned to terms defined herein or in the Amended and Restated Note Agreement shall be equally applicable to both the singular and plural forms of such terms; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

            "Amended and Restated Security Agreement" means this Amended and Restated Security Agreement, as amended, supplemented or otherwise modified from time to time.

            "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Collateral" shall have the meaning assigned to it in Section 2 of this Amended and Restated Security Agreement.

            "Computer Hardware and Software Collateral" means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (b) all software programs (including both source code, object code and related applications and data files), whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above; (c) all firmware associated therewith; (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and (e) all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

            "Contracts" means the contracts entered into by the Grantor, including, without limitation, (a) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith,
      (b) all rights of the Grantor to damages arising out of, or for, breach or default


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      in respect thereof and (c) all rights of the Grantor to perform and exercise all remedies thereunder.

            "Copyright License" means any written agreement naming the Grantor as licensor or licensee or granting any right under any Copyright, including the agreements described in Schedule I hereto.

            "Copyrights" means (a) all copyrights of the Grantor, whether published or unpublished and whether now or hereafter in force throughout the world, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office referred to in Schedule I hereto and (b) all renewals thereof.

            "Obligations" shall mean the unpaid principal amount of, or any premium applicable to, and interest on (including, without limitation, interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of the Grantor to the Investors or the Collateral Agent, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Amended and Restated Note Agreement, the Notes, the other Note Purchase Documents or this Amended and Restated Security Agreement (in each such case as the same may be amended, supplemented or modified from time to time) and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Investors that are required to be paid by the Grantor pursuant to the terms of the Amended and Restated Note Agreement) or otherwise.

            "Patents" means any and all now or in the future issued or registered, anywhere in the world, patents and utility models, and any and all now or in the future filed, anywhere in the world, patent applications and utility model applications, whose subject matter is now or hereafter conceived, or reduced to practice, or which is now or hereafter owned, acquired or controlled, by the Grantor under which the Grantor has the right to grant licenses; and all divisions, continuations, and continuations-in-part of, substitutions for and additions to any of the foregoing patent and utility


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      model applications directly or through one or more intervening applications, and all reissues, reexaminations, renewals, and extensions of any such patents and utility models, including, without limitation, any thereof referred to in Schedule II hereto.

            "Patent License" means any agreement providing for the grant by or to the Grantor of any right under any patent or patent application, or any Patent, and all license rights, immunities from suit and all other rights and interests conferred by or to the Grantor with respect to patents, patent applications, utility models and utility model applications under all licenses and agreements, including but not limited to all licenses and agreements between the Grantor, on the one hand, and any member of the ICT Group, on the other, and including, without limitation any thereof referred to in Schedule II hereto.

            "Security" means any "security," as such term is defined in Article 8 of the Code and, in any event, shall include, but not be limited to, any obligation of an "issuer" (as such term is defined in Article 8 of the Code), or a share, participation, or other interest in an issuer or in property or an enterprise of an issuer: (a) which is represented by a Security certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer; (b) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests, or obligations; and (c) which (i) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or (ii) is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the Code.

            "Trademark License" means any agreement providing for the grant by or to the Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule III hereto.

            "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers of the Grantor, now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, and the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, any thereof referred to in Schedule III hereto, and (b) all renewals thereof.


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            2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby grants to the Collateral Agent a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

           (i) all Accounts;

          (ii) all Chattel Paper;

         (iii) all Computer Hardware and Software Collateral

          (iv) all Contracts;

           (v) all Copyrights;

          (vi) all Copyright Licenses;

         (vii) all Documents;

        (viii) all Equipment;

          (ix) all General Intangibles;

           (x) all Patents;

          (xi) all Patent Licenses;

         (xii) all Securities;(including, without limitation, any and all Securities of any and all subsidiaries of the Grantor from time to time owned or acquired by the Grantor in any manner, and the certificates and all dividends, cash, Instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for all or any of such Securities)

        (xiii) all Instruments;

         (xiv) all Inventory;

          (xv) all Trademarks;

         (xvi) all Trademark Licenses;

        (xvii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.


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            3. Rights of the Collateral Agent; Limitations on the Collateral
Agent's Obligations.

            (a) Grantor Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. The Collateral Agent shall not have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Amended and Restated Security Agreement or the receipt by the Collateral Agent of any payment relating to such Account or Contract pursuant hereto, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            (b) Notice to Account Debtors and Contracting Parties. Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, the Grantor shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Collateral Agent for the benefit of the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. The Collateral Agent may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

            (c) Analysis of Accounts. The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection therewith. At any time and from time to time, upon the Collateral Agent's request and at the expense of the Grantor, the Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.


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            (d) Collections on Accounts. If required by the Collateral Agent after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Collateral Agent if required, in a special collateral account maintained by the Collateral Agent, and, until so turned over, shall be held by the Grantor in trust for the Collateral Agent, segregated from other funds of the Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Collateral Agent (or by the Grantor in trust for the Collateral Agent) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time after the occurrence and during the continuance of an Event of Default, at the Collateral Agent's election, the Collateral Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Grantor or to whomsoever may be lawfully entitled to receive the same. After the occurrence and during the continuance of an Event of Default, at the Collateral Agent's request, the Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

            4. Representations and Warranties. The Grantor hereby represents and warrants that:

            (a) Title; No Other Liens. Except for the Lien granted to the Collateral Agent pursuant to this Amended and Restated Security Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others except as permitted by the Amended and Restated Note Agreement. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except as permitted by the Amended and Restated Note Agreement and such as may have been filed in favor of the Collateral Agent, pursuant to this Amended and Restated Security Agreement.

            (b) Perfected First Priority Liens. The Liens granted pursuant to this Amended and Restated Security Agreement will constitute upon the completion of all necessary filings


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      or notices in proper public offices or the taking of any necessary possessions or similar acts, perfected Liens on all Collateral, which are, except as permitted by the Amended and Restated Note Agreement, prior to all other Liens on such Collateral created by the Grantor and in existence on the date hereof and which are enforceable as such against all creditors of the Grantor.

            (c) Accounts. The amount represented by the Grantor to the Collateral Agent from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent. The place where the Grantor keeps its records concerning the Accounts is set forth on Schedule IV hereto.

            (d) Consents. No consent of any party (other than the Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Amended and Restated Security Agreement.

            (e) Bank Accounts. The bank accounts with the banks listed on
      Schedule V hereto are the only bank or deposit accounts that the Grantor maintains.

            (f) Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule VI hereto and have not been kept at any other location within the five-month period ending on the Closing Date.

            (g) Chief Executive Office. The Grantor's chief executive office and chief place of business is located at 8140 Walnut Hill Lane, Suite 1000, Dallas, Texas 75231.

            (h) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

            (i) Governmental Obligors. None of the obligors on any Accounts is a Governmental Authority.

            5. Covenants. The Grantor covenants and agrees with the Collateral Agent, from and after the date of this Amended and Restated Security Agreement until the Obligations are paid in full:

            (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly


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      execute and deliver such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Amended and Restated Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any such jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Amended and Restated Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Amended and Restated Security Agreement.

            (b) Indemnification. The Grantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any requirement of law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Amended and Restated Security Agreement. In any suit, proceeding or action brought by the Collateral Agent under any Account or Contract for any sum owing there-under, or to enforce any provisions of any Account or Contract, the Grantor will save, indemnify and keep the Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor.

            (c) Maintenance of Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. For the Collateral Agent's further security, the Collateral Agent shall have a


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      security interest in all of the Grantor's books and records pertaining to the Collateral, and the Grantor shall turn over any such books and records for inspection at the office of the Grantor to the Collateral Agent or to its representatives during normal business hours at the request of the Collateral Agent.

            (d) Limitation on Liens on Collateral. The Grantor (x) will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Amended and Restated Note Agreement, and
      (y) will defend the right, title and interest of the Collateral Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever.

            (e) Limitations on Dispositions of Collateral. The Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for (x) sales of Inventory in the ordinary course of its business, (y) so long as no Default or Event of Default has occurred and is continuing, the disposition in the ordinary course of business of items of Equipment and which have become worn out or obsolete and (z) as otherwise permitted by the Amended and Restated Note Agreement.

            (f) Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts. The Grantor will not (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account.

            (g) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Grantor over a period of time, the Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon, to the extent that the same, individually or in the aggregate, could have a material adverse effect on the


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      business, properties, assets, liabilities, results of operations, condition (financial or other) or prospects of the Grantor.

            (h) Further Identification of Collateral. The Grantor will furnish to the Collateral Agent from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

            (i) Notices. The Grantor will advise the Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Liens created hereby or permitted under the Amended and Restated Note Agreement) on, or claim asserted against, any of the Collateral, (ii) of the opening by the Grantor of any bank or deposit account after the Closing Date, (iii) of any Account arising after the Closing Date with respect to which the obligor thereon is a Governmental Authority and (iv) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

            (j) Changes in Locations, Name, etc. The Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(g) or remove its books and records from the location specified in Section 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than that specified in Section 4(f) or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Amended and Restated Security Agreement would become misleading, unless it shall have given the Collateral Agent at least 30 days' prior written notice thereof.

            (k) Copyrights.

            (i) The Grantor (either itself or through licensees) will (a) employ each Copyright with appropriate copyright notice consistent with its past practice and (b) not knowingly (and not permit any licensee or sublicensee thereof knowingly to) do any act or knowingly omit to do any act whereby any Copyright or any portion of the Copyright may become invalidated.

          (ii) The Grantor will not (either itself or through licensees) knowingly do any act, or omit to do any act, whereby any Copyright or any portion of the Copyrights may become injected into the public domain.


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         (iii) The Grantor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any Copyright or any portion of the Copyrights may become injected into the public domain or of any adverse determination (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding the Grantor's ownership of any Copyright or any portion of the Copyrights.

          (iv) The Grantor will, with respect to any Copyright that the Grantor registers after the Closing Date or any Copyright License that the Grantor knowingly acquires after the Closing Date, promptly (i) take all actions necessary so that the Collateral Agent shall obtain a perfected security interest in such Copyright or Copyright License and (ii) provide to the Collateral Agent a revised Schedule I hereto listing all registered Copyright and all Copyright Licenses owned by the Grantor.

          (v) On each December 31 of each year following the Date of the Initial Closing (or, if the Collateral Agent so requests in writing, more often), the Grantor either itself or through any agent, employee, licensee or designee, shall provide to the Collateral Agent a document confirming the Collateral Agent's security interest in all Copyrights and Copyright Licenses acquired by the Grantor during the preceding calendar year. Upon request of the Collateral Agent, the Grantor shall execute and deliver any and all additional agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to confirm the Collateral Agent's security interest in such Copyrights and Copyright Licenses, and the Grantor hereby constitutes the Collateral Agent its attorney-in-fact to file all such writings for the foregoing purposes, all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

          (vi) The Grantor will take all reasonable and necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Copyright owned by the Grantor including, without limitation, filing of applications for renewal, where necessary.

         (vii) The Grantor will promptly notify the Collateral Agent of any infringement of any Copyright or any portion of the Copyrights of which it becomes aware and will take all appropriate steps to stop the infringement as are reasonably


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      mutually agreed upon by the Grantor and the Collateral Agent.

            (1) Trademarks.

            (i) The Grantor (either itself or through licensees) will, with respect to each Trademark, (i) continue to use such Trademark to the extent necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, if consistent with its overall business plan or if to do otherwise would be an unsound commercial and business judgment, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated other than solely (x) through the discontinuance of the sale of goods or the provision of services or (y) the abandonment of a Trademark where, in each such case covered by (x) and (y) above, the Collateral Agent shall have received not less than fifteen (15) days' prior written notice of any such discontinuance or abandonment and the Grantor shall have acted in a manner consistent with its overall business plan and the exercise of sound commercial and business judgment. Nothing in this Amended and Restated Security Agreement shall restrict the Grantor from adding new goods and services to its business or, upon not less than fifteen (15) days' prior written notice to the Collateral Agent and in a manner consistent with the Grantor's overall business plan and the exercise of sound commercial and business judgment, discontinuing the provision of goods or services and thereby abandoning any Trademark relating thereto.

          (ii) The Grantor will notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Trademark may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Grantor's ownership of any Trademark or its right to register the same or to keep and maintain the same.

         (iii) The Grantor will, with respect to any Trademark that the Grantor registers after the Closing Date or any Trademark License that the Grantor acquires after the Closing Date, promptly (i) take all actions necessary so that the Collateral Agent shall obtain a perfected security interest in such Trademark or Trademark License and (ii) provide to the Collateral Agent a revised Schedule II hereto listing all registered Trademarks and all Trademark Licenses owned by the Grantor.

          (iv) On each December 31 of each year following the Date of the Initial Closing (or, if the Collateral Agent so requests in writing, more often), the Grantor either itself or through any agent, employee, licensee or designee, shall provide to the Collateral Agent, a document confirming the Collateral Agent's security interest in any Trademark with respect to which the Grantor has filed an application for registration during the preceding calendar year. Upon request of the Collateral Agent, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in any Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby, and the Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

           (v) The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability. Notwithstanding the foregoing, the Grantor may decline to maintain and pursue each application and decline to maintain each registration as aforesaid upon not less than fifteen
(15) days' prior written notice to the Collateral Agent and if so to decline is consistent with the Grantor's overall business plan and is an exercise of sound commercial and business judgment.

          (vi) In the event that any Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, the Grantor shall promptly notify the Collateral Agent after it learns thereof and shall promptly take all appropriate steps to stop the infringement as are reasonably mutually agreed upon by the Grantor and the Collateral Agent.

            (m) Patents

            (i) The Grantor will notify the Collateral Agent immediately if it knows, of has reason to know, that any application relating to any Patent may become abandoned or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Grantor's ownership of any Patent.

          (ii) The Grantor will, with respect to any Patent that the Grantor obtains after the Date of the Initial Closing or any Patent License that the Grantor acquires after the Date of the Initial Closing, promptly (i) take all actions necessary so that the Collateral Agent shall obtain a perfected security interest in such Patent or Patent License and (ii) provide to the Collateral Agent a revised Schedule II hereto listing all Patents and all Patent Licenses owned by the Grantor.

         (iii) On each December 31 of each year following the Date of the Initial Closing (or, if the Collateral Agent so requests in writing, more often), the Grantor either itself or through any agent, employee, licensee or designee, shall provide to the Collateral Agent, a document confirming the Collateral Agent's security interest in any Patent or Patent License which the Grantor has obtained during the preceding calendar year. Upon request of the Collateral Agent, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Patents or Patent Licenses, and the Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

         (iv) The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each patent or application for patent and to maintain each Patent, including, without limitation, payment of maintenance fees. Notwithstanding the foregoing, the Grantor may decline to maintain and pursue each patent and application for patent and decline to maintain each Patent as aforesaid upon not less than fifteen (15) days' prior written notice to the Collateral Agent and if so to decline is consistent with the Grantor's overall business plan and is an exercise of sound commercial and business judgment.

        (v) In the event that any Patent included in the Collateral is infringed by a third party, the Grantor shall promptly notify the Collateral Agent after it learns thereof and shall promptly take all appropriate steps to stop the infringement as are reasonably mutually agreed upon by the Grantor and the Collateral Agent.

            (n) Patent Licenses

            The Grantor shall comply with its obligations under each of its Patent License Agreements.

            6. Collateral Agent's Appointment as Attorney-in-Fact.

            (a) Powers. The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time (in the Collateral Agent's discretion) for the purpose of carrying out the terms of this Amended and Restated Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Amended and Restated Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, except any notice required by law referred to in Section 9 hereof, to do the following:

            (i) at any time when any Event of Default shall have occurred and is continuing, in the name of the Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

          (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Amended and Restated Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

         (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral;
      (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) to assign any Copyright or Trademark (along with the goodwill of the business to which any such Copyright or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Liens thereon and to effect the intent of this Amended and Restated Security Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Obligations are paid in full.

            (b) Other Powers. The Grantor also authorizes the Collateral Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

            (c) No Duty on Collateral Agent's Part. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            7. Performance by Collateral Agent of Grantor's Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Amended and Restated Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum specified in the last sentence of the first paragraph of the Notes, shall be payable by the Grantor to the Collateral Agent on demand and shall constitute Obligations secured hereby.

            8. Proceeds. In addition to the rights of the Collateral Agent specified in Section 3(d) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) all Proceeds received by the Grantor consisting of cash, checks and other instruments shall be held by the Grantor in trust for the Collateral Agent, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the Collateral Agent, if required), and (b) any and all such Proceeds received by the Collateral Agent (whether from the Grantor or otherwise) may, in the sole discretion of the Collateral Agent, be held by the Collateral Agent as collateral security for, and/or then or at any time thereafter may be applied by the Collateral Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Collateral Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall have been terminated shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

            9. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to them in this Amended and Restated Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by applicable law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived, to the extent permitted by applicable law, or released. The Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Collateral Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

            In furtherance, but not in limitation of, the foregoing, if an Event of Default shall occur and be continuing, the Grantor shall assign, license, or sublicense, as requested by Collateral Agent, any or all of the Patent Licenses to the Collateral Agent.

            10. Limitation on Duties Regarding Preservation of Collateral. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

            11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest until the Obligations are indefeasibly paid in full.

            12. Severability. Any provision of this Amended and Restated Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            13. Paragraph Headings. The paragraph headings used in this Amended and Restated Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            14. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            15. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Amended and Restated Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Collateral Agent, provided that any provision of this Amended and Restated Security Agreement may be waived by the Collateral Agent in a written letter or agreement executed by the Collateral Agent or by facsimile transmission from the Collateral Agent. This Amended and Restated Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Agent and its successors and assigns.

            16. Termination of Security Interest; Release of Collateral. (a) Upon the repayment in full of all Obligations, the security interest granted in the Collateral pursuant to this Agreement (the "Security Interest") shall terminate and all rights to the Collateral shall revert to the Grantor.

            (b) Upon any such termination of the Security Interest or release of Collateral pursuant to this Section , the Collateral Agent will, at the expense of the Grantor, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence the termination of the Security Interest and deliver to the Grantor all Collateral so released then in its possession.

            17. Notices. All notices or other communications provided for hereunder shall be in writing and sent by first class mail or nationwide overnight delivery service, if to Grantor, addressed to it at 8140 Walnut Hill Lane, Suite 1000, Dallas, Texas 75321, Attention: Michael G. Pate, or at such other address as the Grantor shall have specified to the Collateral Agent in writing, with a copy to Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, Attention: Michael L. Bengston, and (ii) if to the Collateral Agent, addressed to it at One Rockefeller Plaza, Suite 900, New York, New York 10020, Attention: Robert J. Cresci, with a copy to Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4677, Attention: William J. Grant, Jr.

            18. Grant of Access to Trademark. Copyright, Patent or Patent License or Collateral. For the purposes of enabling the Collateral Agent to exercise rights and remedies under Sections 6 and 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Collateral Agent during the continuance of an Event of Default access to all media in which any Trademark, Copyright, Trademark License, Copyright Patent or Patent License may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof to the extent that the Grantor may lawfully do so.

            19. Integration. This Amended and Restated Security Agreement represents the agreement of the Grantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent relative to subject matter hereof not expressly set forth or referred to herein or in the other Note Purchase Documents.

            20. GOVERNING LAW. THIS AMENDED AND RESTATED SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE GRANTOR UNDER THIS AMENDED AND RESTATED SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the Grantor has caused this Amended and Restated Security Agreement to be duly executed and delivered as of the date first above written.


                                    SOURCE MEDIA, INC.



                                    By:_________________________________
                                         Michael G. Pate
                                         Chief Financial Officer
                                           and Treasurer

Accepted and Agreed:

PECKS MANAGEMENT PARTNERS LTD.,
  as Collateral Agent



By:_______________________________
      Robert J. Cresci
      Managing Director

                                SOURCE MEDIA

                                 SCHEDULE I

                      Copyrights and Copyright Licenses


Development and Licensing Agreement entered into as of April 1, 1995, between IT Network, Inc., Source Media, Inc., Interactive Channel Technologies, Inc., Cable Share International Inc., Cableshare (U.S.) Limited and Cableshare B.V.

First Amendment to Development and Licensing Agreement, dated October 31, 1996.

Second Amendment to Development and Licensing Agreement, dated March 17, 1997.

                                SOURCE MEDIA

                                 SCHEDULE II

                         Patents and Patent Licenses

Development and Licensing Agreement entered into as of April 1, 1995, between IT Network, Inc., Source Media, Inc., Interactive Channel Technologies, Inc., Cable Share International Inc., Cableshare (U.S.) Limited and Cableshare B.V.

First Amendment to Development and Licensing Agreement, dated October 31, 1996.

Second Amendment to Development and Licensing Agreement, dated March 17, 1997.

                                SOURCE MEDIA

                                SCHEDULE III

                      Trademarks and Trademark Licenses


                                    NONE

                                SOURCE MEDIA

                                 SCHEDULE IV

                   Location of Records Regarding Accounts


8140 Walnut Hill Lane, Suite 1000
Dallas, Texas 75231

                                SOURCE MEDIA

                                 SCHEDULE V

                                Bank Accounts

- None -

                                SOURCE MEDIA

                                 SCHEDULE VI

                     Location of Inventory and Equipment


8140 Walnut Hill Lane, Suite 1000
Dallas, Texas 75231

5601 Executive Drive
Suite 200
Irving, Texas 75038-2508

5400 LBJ Freeway
Suite 680
Dallas, Texas 75240